Exhibit 10.11

Lease Contract

Landlord (Party A):	Shenzhen Xinlida Property Management Co., Ltd.
Address:	No. 326, Dabutou Road, Songyuan, Guanlan, Longhua New Area, Shenzhen City
Tenant (Party B):	KE Shimeng
Address:
ID card No.:	430111198309242114	Mobile:	13316828665

In accordance with the Contract Law of the People’s Republic of China, the Urban Real Estate Administration Law of the People’s Republic of China, the Regulations of Shenzhen City on Lease, and its detailed rules for the implementation, Party A and Party B, upon negotiation, enter into the Contract based on consensus.

Article I: Party A leases the property located on Floor 2, No. 366, Guihua Road, Guanlan, Shenzhen City to Party B as a workshop. Party A also leases two dormitory rooms to Party B at a rent of RMB2,000.00.

Article II: Lease Term

The lease term lasts for five years, from July 7, 2020 to June 30, 2025.

Article III: Rent, Security Deposit and Payment Method:

1. (2) The rent shall be calculated from July 7, 2020. The monthly tax-exclusive rent for the workshop and dormitory payable by Party B is RMB sixty two thousand only (¥62,000.00).

2. Party B shall advance a month’s rent for the workshop and dormitory of RMB sixty two thousand only (¥62,000.00) to Party A on the execution date of the Contract, and the rent advance shall offset the first month’s rent.

2. (3) The rent shall increase by 10% every two years from the date of signing the Contract.

3. Security deposit:

Party B shall pay three months’ rent for the workshop and dormitory of RMB one hundred and eighty six thousand only (¥186,000.00), and a security deposit on electricity charges of / as the security deposit for lease to Party A on the execution date of the Contract. Party A shall refund the security deposit to Party B without interest upon expiry of the Contract (provided that Party B must provide a receipt of the security deposit and Contract).

4. The rent and other expenses shall be settled every month. Party B shall make payment to Party A before the 10th day of each month, and Party A shall issue a receipt for payment to Party B. Where a Fapiao (a taxed invoice) is necessary for the rent and other expenses, Party B shall bear relevant taxes and dues.

5. All payments involved in the Contract shall be settled in RMB.

Article IV: Delivery Date of Workshop.

Party A shall deliver the leased workshop and dormitory to Party B for decoration on the day when it receives the security deposit, advance of a month’s rent, and management fees from Party B. Where Party B delays making the payments, it shall be liable for the delayed decoration period arising therefrom (refer to the ancillary contract for details).

Article V: Water and Power Supply

1. Water supply.

(1) Party A shall be responsible for installing water pipes for the water supply to the bathrooms by the side of the external main wall of the workshop and in every dormitory as well as the reservoir on the top floor. If the water supply to the workshop needs to be pressurized, Party B shall install pressure pumps at its own expenses, and pay the power charges for pressurization.

(2) The unit price of water charges (collected by Party A on behalf) is RMB8.00 per cubic meter (ton), and the charging standard will be adjusted according to that issued by the waterworks department. The water consumption of the public facilities (such as the underground fire control reservoir) shall be apportioned and charged based on the area of the workshop and dormitory rented by users.

(3) Party B shall pay the water charges together with the rent to Party A before the 10th day of each month.

2. Power supply:

(1) Party A is responsible for the power supply to the high-and-low-voltage power distribution room in this industrial park.

(2) Party B shall install the fittings such as electricity meter, transformer, and distribution switch in the power distribution room and bear relevant expenses, and install the power supply circuit from the power distribution room to the workshop and bear relevant expenses.

(3) Based on Party B’s production demands, the ratified basic electric quantity is / KVA; the monthly basic power charges for each KVA is RMB22.00, so the total basic power charges in a month is RMB /, which shall be paid by Party B together with the rent from the date of signing the Contract (collected by Party A on behalf).

(4) Charging standards for power fees:

The power consumption shall be charged according to the catalogue formulated by the government. (Where the natural ageing or breakage of transformer or other force majeure events result in power supply failure or Party B’s loss, the Parties shall not bear any liability mutually.) The power consumption of public lighting shall be apportioned and charged based on the area of the workshop and dormitory rented by Party B every month.

Article VI: Application for Installation, Use, Repair and Maintenance, Annual Inspection and Charges of Freight Elevator.

Party A shall provide / freight elevator(s) with load capacity of / ton(s) for the joint use of the workshops in Building /, and designate an elevator company to be responsible for the daily repair and maintenance as well as annual inspection of the elevator(s). While using the workshop, Party B shall pay elevator use fees, repair and maintenance fees, as well as annual inspection fees, totaling RMB/, to Party A every month (Party A collects those fees on behalf and makes unified payments).

Article VII: Sanitation Fees, Public Security Costs, and Management Fees

1. Party A shall be responsible for the hygiene of the public roads and sites in this industrial park, the public elevators, corridors, and staircases in the dormitory building, etc. In addition, the local sub-district office charges each entity (household) garbage clearance fees every month. Party B shall pay sanitation fees of RMB/ to Party A every month.

2. Public security costs: Party B shall pay factory manager fees and public security costs of RMB/ every month; Party A shall collect the fees on behalf and make unified payments to the local competent department.

3. Management fees: Party B shall pay management fees (including charges for security guards, dustmen and electricians) of RMB/ every month.

Article VIII: Other Agreed Matters

1.	Party A shall ensure its legal ownership to the leased workshop and dormitory, make sure that the workshop and dormitory can enable Party B to achieve its leasing purpose and guarantee the quality and safety of the main building of the workshop and dormitory.

2.	Party A shall assist Party B in applying for relevant licenses and certificates, and Party B shall bear relevant expenses independently.

Article IX: Party B shall regularly inspect and maintain the internal facilities on the site. In case that Party B’s improper use or lack of inspection of the fire-fighting devices, doors and windows, circuits, etc. causes circumstances of the main structure of the rented workshop and dormitory or their auxiliary facilities that impede safety, or cause intentional damage, Party B shall promptly notify Party A and take charge of maintenance or compensating for such circumstances. In case that Party B refuses to make maintenance or compensation, Party A may maintain it on behalf after being filed with the contract registration authority, and relevant maintenance expenses shall be borne by Party B. Only with Party A’s written consent can Party B change the internal structure of the workshop, and Party B shall bear the investment cost independently.

Article X: Within the valid term of the Contract, if Party A or Party B intends to rebuild or extend the rented real estate, they shall sign a written agreement separately. The circumstance stipulated in the preceding paragraph and subject to approval of competent departments in accordance with regulations shall be reported and approved first.

Article XI: During the valid term of the Contract, the Contract may be terminated under any of the following circumstances:

(I)	This Contract cannot be performed due to force majeure;

(II)	Party A and Party B reach a consensus through negotiation.

Article XII: Liability for Breach

(I)	Where Party B fails to pay the rent, water fees, power fees or other expenses as scheduled, it shall pay liquidated damages equivalent to 3% of the total expenses payable in the month to Party A for each overdue day. In case of an overdue term of 5 days, Party A is entitled to cut off the water and power supply, and to terminate the Contract and auction all the equipment such as machines, and supporting goods.

(II)	Where Party B carries out illegal activities in Party A’s property and Party B’s improper use of the rented property results in serious damage to the safety of the property, Party A is entitled to rescind the Contract, to confiscate the security deposit paid by Party B and to require Party B to compensate for its loss.

(III)	All the machines, equipment and relevant supporting goods of Party B which have entered the workshop shall not leave the workshop without Party A’s written verification. If Party B conducts any breach of contract, Party A is entitled to detain them.

(IV)	Party B arbitrarily transforms the structure of the workshop and changes the purpose.

(V)	When Party B is punished by competent departments due to its illegal acts, it shall independently bear all the penalties and losses incurred. Where Party B is subject to business suspension, close-down or other circumstances due to its illegal acts, Party A may recover the rented property in advance without making any compensation.

(VI)	Where Party B is more than one month in arrears with the staff wage, Party A is entitled to intervene in the issue. If Party B still fails to pay the staff wage, Party B may be deemed to have terminated the Contract by Party A, and all the disputes over claims which Party B is involved in shall be irrelevant to Party A.

Article XIII: After the termination of the Contract, Party B shall move out of and return the rented real estate within the same day, guarantee that the rented real estate and ancillary facilities are intact, and simultaneously settle various expenses that should be borne by Party B and handle relevant handover procedures. Where Party B fails to move out of and return the rented real estate as scheduled, Party A is entitled to recover the rented real estate and charge Party B double rent for the overdue term. Party B shall not remove the fixed decoration and ancillary facilities in the rented workshop; otherwise, Party A is entitled to require Party B to restore them to the original state or to compensation for loss.

Article XIV: During the lease term of the Contract, Party B shall not sublet or sublease the property to any third party. Once discovered, the Contract shall be no longer valid, and Party B shall compensate two months’ security deposit to Party A. In case Party B needs to continue to lease the real estate upon expiration of the lease term as agreed herein, Party B shall propose its request for lease renewal to Party A 3 months before expiration of the lease term; under equal conditions, Party B has the priority in renting the rented real estate.

If Party A and Party B reach an agreement on the renewal of the lease, they shall conclude a new contract.

Article XV: Where any force majeure events or natural ageing results in damage to the workshop and Party B’s loss, the Parties shall not bear any liability mutually.

Article XVI: If Party A stops the lease in advance or breaches the Contract within the execution of the Contract, it shall compensate two months’ rent and refund the security deposit to Party B; if Party A stops the lease in advance or breaches the Contract within the execution of the Contract, it shall compensate two months’ rent to Party A, and its security deposit will be confiscated.

Article XVII: Any dispute arising out of the Contract between Party A and Party B shall be settled through negotiation; if the negotiation fails, either Party may file a lawsuit with the people’s court.

Article XVIII: The Contract is made in two counterparts, with each Party holding one copy. It shall come into effect on the day when it is signed and Party A receives the contract payment from Party B.

Party A (Signature or Seal): Shenzhen Xinlida Property Management Co., Ltd. (Sealed)	Party B (Signature or Seal):

Representative:	Representative: KE Shimeng (Signed and Fingerprinted)

June 6, 2020	June 6, 2020

Customer service Tel.: 18682033324 (Administrative Logistics Department of the Company)

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